Exhibit 10.8


                         THE STATEN ISLAND SAVINGS BANK


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                 (As Amended and Restated as of January 1, 1998)



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                                TABLE OF CONTENTS




Preamble           ...........................................................1


Article  1   -  Definitions...................................................2


Article  2   -  Eligibility and Participation.................................5


Article  3   -  Retirement Date...............................................6


Article  4  -  Supplemental Retirement Benefits...............................7


Article  5   -  Supplemental Savings Benefits and Deferral Credit Accounts....8


Article  6   -  Supplemental ESOP Benefits....................................9


Article  7   -  Payment of Benefits .........................................10


Article  8   -  Modes of Benefit Payment.....................................11


Article  9   -  Death Benefits...............................................12


Article  10  -  Unfunded Plan................................................14


Article  11  -  Administration...............................................15


Article  12  -  Amendment or Termination.....................................18


Article  13  -  General Provisions...........................................19
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                                    PREAMBLE




The Staten Island Savings Bank Supplemental Executive Retirement Plan (the "Plan") was established effective as of January 1, 1992. The purpose of the original Plan was to permit certain employees of Staten Island Savings Bank (the "Bank") to receive supplemental retirement income from the Bank and adopting affiliated employers when such amounts would be due under the benefit and contribution formulas in the tax-qualified Staten Island Savings Bank Retirement Plan and/or 401(k) Savings Plan, each in RSI Retirement Trust, but cannot be paid thereunder due to the reductions and other limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the "Code").


The Plan was amended and restated, as herein set forth, effective as of January 1, 1998, to permit eligible employees to receive supplemental retirement income from the Bank and adopting affiliated employers, when such amounts would be payable under the Staten Island Bancorp, Inc. Employee Stock Ownership Plan but are limited as to payment by Sections 401(a)(17) and 415 of the Code. These benefits are in addition to those provided under the original Plan, as set forth above.


The amended and restated Plan is intended to be an unfunded, non-qualified deferred compensation plan. Neither the Bank, the Committee, nor the individual members of the Committee shall segregate or otherwise identify specific assets to be applied to the purposes of the Plan, nor shall any of them be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Bank to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Bank. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Bank.



                                       1
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                                    ARTICLE 1

                                   DEFINITIONS





The following words and phrases shall have the meanings hereafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.


1.1 "Bank" means the Staten Island Savings Bank, 15 Beach Street, Stapleton, New York or any successor to the Bank by merger, consolidation or otherwise by operation of law.

1.2 "Basic ESOP" means the Staten Island Bancorp, Inc. Employee Stock Ownership Plan, as amended from time to time.

1.3 "Basic ESOP Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse under the Basic ESOP upon the Participant's death prior to a distribution of the Participant's entire ESOP Plan account balance.

1.4 "Basic Retirement Plan" means The Retirement Plan of Staten Island Savings Bank in RSI Retirement Trust, as amended from time to time.

1.5 "Basic Retirement Plan Retirement Benefit" means the benefit paid to a Participant under the Basic Retirement Plan and includes benefits payable upon Normal Retirement, Early Retirement, Postponed Retirement, death or termination of service.

1.6 "Basic Retirement Plan Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse or eligible children under the Basic Retirement Plan upon the Participant's death, if any.

1.7 "Basic Savings Plan" means the Staten Island Savings Bank 401(k) Savings Plan in RSI Retirement Trust, as amended from time to time.

1.8 "Basic Savings Plan Savings Benefit" means the benefit paid to a Participant under the Basic Savings Plan and includes benefits payable upon Normal Retirement, Early Retirement, Postponed Retirement, death or termination of service.

1.9 "Basic Savings Plan Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse under the Basic Savings Plan upon the Participant's death prior to a distribution of the Participant's entire Basic Savings Plan account balance.


                                       2
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1.10     "Board" means the Board of Directors of the Bank, as duly constituted from time to time.

1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.12 "Committee" means the Plan's administrative committee, as appointed by the Board to administer the Plan, as described in Article 11.

1.13 "Compensation" means the base compensation receivable by an Employee from the Employer for the calendar year, prior to any reduction pursuant to any compensation reduction agreement. Compensation excludes contributions made by the Employer to any tax-qualified pension or savings plan, or insurance, welfare or other employee benefit plan, as well as amounts accrued or paid pursuant to this Plan or any other qualified or non-qualified deferred compensation plan.

1.14 "Deferral Credit Account" means the bookkeeping account maintained in the name of the Employer, on behalf of each Participant, established pursuant to Section 5.2

1.15     "Effective Date" means January 1, 1992.

1.16     "Employee" means a person who is an employee of the Employer.

1.17 "Employer" means the Bank and any subsidiary or affiliated corporation which, with the approval of the Board and subject to such conditions as the Board may impose, adopts the Plan, and any successor or successors of any of them.

1.18     "ESOP" means Employee Stock Ownership Plan.

1.19 ""ESOP Benefit" means the deferred compensation ESOP benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

1.20 Participant" means an Employee who has been designated by the Employer as eligible to participate in the Plan and who becomes a Participant pursuant to the provisions of Article 2.

1.21 "Plan" means the Staten Island Savings Bank Supplemental Executive Retirement Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.22 "Plan Year" means the period January 1, 1992 through December 31, 1992 and each calendar year thereafter within which the Plan is in effect."


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1.23     "Prior Plan" means the Staten Island Savings Bank Supplemental
         Executive Retirement Plan, effective as of January 1, 1992, and as in effect on December 31, 1997.

1.24     "Restatement Date" means January 1, 1998.

1.25 "Retirement Income Benefit" means the deferred compensation retirement income benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

1.26 "Savings Benefit" means the deferred compensation savings benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

1.27 "Supplemental Surviving Spouse Benefit" means the survivor death benefit payable to a Participant's surviving spouse, pursuant to the provisions of Article 9.


Words importing males shall be construed to include females and the singular shall be construed to include the plural, and vice versa, wherever appropriate.

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                                    ARTICLE 2


                          ELIGIBILITY AND PARTICIPATION





2.1 Upon adoption of the Plan by the Board, effective as of the Restatement Date, all Employees who participated in the Prior Plan immediately prior to the Restatement Date, and all highly compensated Employees, within the meaning of Section 414(q) of the Code, with the officer title of Senior Vice President and above, who participate in the Basic Retirement Plan, Basic Savings Plan and/or Basic ESOP, shall be immediately eligible to participate in the Plan with respect to Compensation upon which Plan benefits are based, commencing as of the Restatement Date, provided the Participant's contributions to the Basic Retirement Plan, Basic Savings Plan and/or ESOP Plan are reduced or restricted by reason of the application of the limitations imposed by one or more of the following: (i) Section 401(a)(17) of the Code, (ii)
         Section 401(k)(3) of the Code, (iii) Section 401(m) of the Code, (iv)
         Section 402(g) of the Code, or (v) Section 415 of the Code, as the case may be.


         From time to time, the Bank may designate additional Employees who participate in the Basic Retirement Plan, Basic Savings Plan and/or ESOP Plan as participants in the Plan, from the class of Employees participating in the Basic Retirement Plan, Basic Savings Plan and/or Basic ESOP who are members of a select group of management Employees or are highly compensated Employees. Newly eligible Employees shall participate as of the date specified by the Board.


2.2 The Bank may, from time to time, remove any Participant from participation in the Plan; provided, however, that, subject to Section 13.4, such removal will not reduce the amount of Retirement Income Benefit, Savings Benefit and/or ESOP Benefit credited to the Participant under the Plan, as determined as of the date of such Participant's removal. Subject to Section 13.4, a Participant so removed shall remain a Participant until all benefits are distributed in accordance with the provisions of the Plan.


2.3 The Committee shall provide each eligible Employee with appropriate forms for participation in the Plan.


2.4 For purposes of Articles 5 and 6, in the absence of a specific designation under the Plan pursuant to Section 10.4, amounts shall be invested by the Bank on behalf of each Participant, to the extent made available by the Bank pursuant to Article 10, in the same manner as directions filed under the Basic Savings Plan.

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                                    ARTICLE 3

                                 RETIREMENT DATE





3.1 A Participant's Retirement Date shall be his or her date of actual retirement, which may be his or her Normal, Early or Postponed Retirement Date, whichever is applicable pursuant to the following sections of this Article 3. Subject to Section 13.4, each Participant shall be one hundred percent (100%) vested in Plan benefits.


3.2 A Participant's Normal Retirement Age shall be the 65th anniversary of his or her birth. Such Participant's Normal Retirement Date shall be the date coinciding with Normal Retirement Date under the Basic Retirement Plan.


3.3 A Participant may retire on an Early Retirement Date, which shall be the date coinciding with the initial distribution of an early retirement benefit under the Basic Retirement Plan.


3.4 If a Participant continues in the employment of the Employer beyond Normal Retirement Date, the date coinciding with postponed retirement under the Basic Retirement Plan shall be the Participant's Postponed Retirement Date.

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                                    ARTICLE 4

                        SUPPLEMENTAL RETIREMENT BENEFITS





4.1 The supplemental Retirement Income Benefit payable to an eligible Participant in the form of a life annuity, or such other form of payout as in effect under the Basic Retirement Plan, commencing on Normal, Early or Postponed Retirement Date, as the case may be, shall be equal to the difference between (a) and (b) as stated below:


         (a) the monthly amount of Basic Retirement Plan retirement income payable upon Normal, Early or Postponed Retirement Date, as the case may be, to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and


         (b) the monthly amount of Basic Retirement Plan retirement income payable upon Normal, Early or Postponed Retirement Date, as the case may be, actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto.


4.2 With respect to eligible Participants who terminate their employment other than on a Retirement Date specified in Article 3, the supplemental vested Retirement Income Benefit payable in the form of a life annuity, or such other form of payout as in effect under the Basic Retirement Plan, commencing on the date the Participant is eligible for a vested retirement benefit under the Basic Retirement Plan, shall be equal to the difference between (a) and (b) as stated below:


         (a) the monthly amount of Basic Retirement Plan vested retirement income payable upon termination of service to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and


         (b) the monthly amount of Basic Retirement Plan vested retirement income payable upon termination of service actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto.

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                                    ARTICLE 5

                              SUPPLEMENTAL SAVINGS

                      BENEFITS AND DEFERRAL CREDIT ACCOUNTS





5.1 The Savings Benefit credit under the Plan for each Plan Year shall equal any profit-sharing, matching or other Employer provided benefit to the extent provided for under the Basic Savings Plan, less any such amount actually contributed to the Basic Savings Plan (to the extent permitted by the terms thereof, taking into account the limitations and restrictions imposed by the application of Code Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415, or any successor provisions thereto), adjusted to reflect gains and losses, if any, as hereinafter provided. For purposes of this Section 5.1, it shall be assumed that the Participant has made voluntary contributions, on a before-tax or after-tax basis, as are necessary to qualify for the maximum Employer provided benefit available under the Basic Savings Plan to similarly situated Basic Savings Plan participants who are not affected by such restrictions and limitations.


5.2 Employer credits under the Plan shall be accounted for by the Employer under a Deferral Credit Account, established and maintained in the name of the Employer, on behalf of each Participant.


5.3 Each Deferral Credit Account maintained by the Employer shall be credited with units on behalf of each Participant as soon as administratively practicable, but in no event later than March 15 of the Plan Year following the Plan Year in which Basic Savings Plan contributions on behalf of the Participant were limited or restricted.

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                                    ARTICLE 6

                           SUPPLEMENTAL ESOP BENEFITS





6.1 The ESOP Benefit credit under the Plan for each Plan Year shall equal the cash value as of the last day of a calendar year of the share allocation during a calendar year provided under the Basic ESOP, less the cash value as of the last day of a calendar year of shares actually allocated under the Basic ESOP (to the extent permitted by the terms thereof, taking into account the limitations and restrictions imposed by the application of Code Sections 401(a)(17), and 415, or any successor provisions thereto), adjusted to reflect gains and losses, if any, as hereinafter provided.


6.2 Employer credits under this Article shall be accounted for by the Employer under the Deferral Credit Account, established and maintained in the name of the Employer, on behalf of each Participant, as provided for in Section 5.2


6.3 Each Deferral Credit Account maintained by the Employer shall be credited with units on behalf of each Participant as soon as administratively practicable, following the Plan Year in which Basic ESOP share allocations on behalf of the Participant were limited or restricted.

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                                    ARTICLE 7

                               PAYMENT OF BENEFITS





7.1 Subject to Section 13.4, Participants shall have a one hundred percent (100%) non-forfeitable right to benefits under the Plan.


7.2 The Retirement Income Benefit payable to an eligible Participant, commencing upon receipt of a distribution under the Basic Retirement Plan, shall, unless an optional mode of payment is elected pursuant to
         Section 8.2, be paid over the same period, to the same persons and in the same benefit form as the Participant shall have elected with respect to benefits under the Basic Retirement Plan.

7.3 The Savings Benefit and/or ESOP Benefit payable to an eligible Participant, upon receipt of a distribution under the Basic Savings Plan and/or Basic ESOP, as the case may be, shall, unless an optional mode of payment is elected pursuant to Section 8.2, be equal to all amounts credited to the Participant's Deferral Credit Account, payable in a single lump sum.

7.4 Anything in Section 7.2 or 7.3 to the contrary notwithstanding, the Committee may distribute any Retirement Income Benefit, Savings Benefit and/or ESOP Benefit payable under the Plan at such time and in such benefit form as the Committee shall determine, in its sole discretion and consistent with the best interests of the Employer.

                                    ARTICLE 8

                            MODES OF BENEFIT PAYMENT





8.1 Except as otherwise provided in the following paragraph, any Retirement Income Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant or eligible child, shall be payable in the modes provided by, and subject to the provisions of, the Basic Retirement Plan. Retirement Income Benefits paid from the Plan in a form other than a life annuity shall be the actuarial equivalent of a life annuity, utilizing the actuarial equivalent factors set forth in the Basic Retirement Plan and applied to obtain the optional mode of payment thereunder.


         The Committee, in its sole discretion and consistent with the best interests of the Employer, may distribute any Retirement Income Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child, as a single lump sum benefit, using the actuarial equivalent factors set forth in the Basic Retirement Plan for lump-sum cashouts. In exercising its discretion hereunder, the Committee shall not be bound by any request by a Participant, beneficiary, joint or contingent annuitant, or eligible child, to receive Retirement Income Benefits payable under the Plan as a single lump-sum benefit.


8.2 Except with respect to receipt of a lump sum benefit with respect to the Savings Benefit and/or ESOP Benefit, or under Section 8.1 in the case of the Retirement Income Benefit, any election for an optional mode of benefit payment made by a Participant under the Basic Retirement Plan, Basic Savings Plan and/or Basic ESOP, shall also be effective with respect to any Retirement Income Benefit, Savings Benefit, and/or ESOP Benefit, as the case may be, payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child.


8.3 Except with respect to receipt of a lump sum benefit under Section 8.1, payment of any Retirement Income Benefit, Savings Benefit, and/or ESOP Benefit, under the Plan shall commence on the same date as payment of a Basic Retirement Plan, Basic Savings Plan and/or Basic ESOP distribution payable to a Participant or beneficiary, and shall terminate on the date of last payment of Basic Retirement Plan, Savings Plan and/or Basic ESOP distribution, as the case may be.

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                                    ARTICLE 9

                                 DEATH BENEFITS





9.1 Upon the death of: (i) a Participant who has not terminated from employment prior to Retirement Date as defined in Section 3.1, or (ii) a Participant who retires on a Retirement Date as defined in Section
         3.1 and dies prior to the complete distribution of Basic Retirement Plan Retirement Benefits, Basic Savings Plan Savings Benefits and/or Basic ESOP ESOP Benefits, as the case may be, benefits shall be payable as set forth in Sections 9.2, 9.3 and 9.4.


9.2 With respect to Retirement Income Benefits, if a Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, is payable to a Participant's surviving spouse or eligible children, if applicable, a supplemental preretirement survivor annuity or post retirement survivor annuity, as the case may be, shall be payable to the surviving spouse or eligible children, if applicable, under the Plan. The monthly amount of the Supplemental Surviving Spouse Benefit preretirement survivor annuity or post retirement survivor annuity, as the case may be, payable to a surviving spouse or eligible children, if applicable, shall be equal to the difference between (a) and (b) as stated below:


         (a) the monthly amount of Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, to which the surviving spouse or eligible children, if applicable, would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto, and


         (b) the monthly amount of Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, actually payable to the surviving spouse or eligible children, if applicable, under the Basic Plan, after the limitations imposed by the application of Code Sections 401(a)(17) and 415, or any successor provisions thereto.


9.3 The supplemental preretirement survivor annuity or post retirement survivor annuity shall be payable over the lifetime of the surviving spouse, or to eligible children to the extent provided in the Basic Retirement Plan, in monthly installments commencing on the same date as payment of the Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be, and shall terminate on the date of the last payment of the Basic Retirement Plan preretirement survivor annuity or post retirement survivor annuity, as the case may be.

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9.4      With respect to Savings Benefits and/or ESOP Benefits, all amounts credited to the Participant's Deferral Credit Account shall be payable in a single lump sum to the Participant's surviving spouse, if any, as a Supplemental Surviving Spouse Benefit, unless an optional mode has been elected pursuant to Article 8.


9.5 Upon the death of a Participant under the circumstances set forth in clauses (i) and (ii) of Section 9.1, if no Basic Retirement Plan Surviving Spouse Benefit, Basic Savings Plan Surviving Spouse Benefit and/or Basic ESOP Surviving Spouse Benefit, as the case may be, is payable, (a) no further Retirement Income Benefit shall be payable, unless an optional mode has been elected pursuant to Article 8, and (b) all amounts credited to the Participant's Deferral Credit Account shall be payable to the Participant's designated beneficiary in a single lump sum, unless an optional mode has been elected pursuant to Article 8.

                                   ARTICLE 10

                                  UNFUNDED PLAN





10.1 The Plan shall be administered as an unfunded plan and is not intended to meet the qualification requirements of Sections 401(a) and 401(k) of the Code. No Participant or beneficiary shall be entitled to receive any payment or benefits under the Plan from the qualified trust maintained in connection with the Basic Retirement Plan, Basic Savings Plan and/or Basic ESOP.


10.2 The Employer shall have the right to establish a reserve, establish a trust or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits, including, but not limited to, investments in one or more registered investment companies under the Investment Company Act of 1940, as amended, to the extent permitted by applicable banking or other law; provided, however, that no Participant or beneficiary shall have any interest in such investment, trust, or reserve.


10.3 To the extent that any Participant or beneficiary acquires a right to receive benefits under the Plan, such rights shall be no greater than those rights which guarantee to the Participant or beneficiary the strongest claim to such benefits, without resulting in the Participant's or beneficiary's constructive receipt of such benefits.


10.4 With respect to any Savings Benefit and/or ESOP Benefit, as the case may be, a Participant may request that the Committee invest one hundred percent (100%) of the Participant's Deferral Credit Account in any of the then available investment funds, if any, pursuant to Section 10.2, or alternatively, in any combination of available investment funds (so long as the total of such investment request equals one hundred percent (100%)) and may modify such request of the Committee from time to time. Any such request by a Participant hereunder may be acted upon by the Committee in its sole discretion. A Participant's Deferral Credit Account may not be encumbered or assigned by a Participant or any beneficiary.


10.5 A Participant or beneficiary with a Retirement Income Benefit, Savings Benefit and/or ESOP Benefit under the Plan shall be an unsecured creditor of the Employer as to any benefit payable under the Plan.

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                                   ARTICLE 11

                                 ADMINISTRATION





11.1 Except for the functions reserved to the Employer or the Board, the administration of the Plan shall be the responsibility of the Committee. The Committee shall consist of three (3) or more persons designated by the Bank. Members of the Committee shall serve for such terms as the Bank shall determine and until their successors are designated and qualified. Any member of the Committee may resign upon at least sixty (60) days written notice to the Bank, or may be removed from office by the Bank at any time with or without notice. The Committee shall hold meetings upon notice at such times and places as it may determine. Notice shall not be required if waived in writing. Any action of the Committee shall be taken pursuant to a majority vote at a meeting, or pursuant to the written consent of a majority of its members without a meeting, and such action shall constitute the action of the Committee and shall be binding in the same manner as if all members of the Committee had joined therein. A majority of the members of the Committee shall constitute a quorum. No member of the Committee shall note or be counted for quorum purposes on any matter relating solely to himself or herself or his or her rights under the Plan. The Committee shall record minutes of any actions taken at its meetings or of any other official action of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee or by any of the members of the Committee or by a representative of the Committee authorized by the Committee to sign the same in its behalf.

11.2 The Committee shall hold meetings upon notice at such times and places as it may determine. Notice shall not be required if waived in writing. Any action of the Committee shall be taken pursuant to a majority vote at a meeting, or pursuant to the written consent of a majority of its members without a meeting, and such action shall constitute the action of the Committee and shall be binding in the same manner as if all members of the Committee had joined therein. A majority of the members of the Committee shall constitute a quorum. No member of the Committee shall note or be counted for quorum purposes on any matter relating solely to himself or herself or his or her rights under the Plan. The Committee shall record minutes of any actions taken at its meetings or of any other official action of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee or by any of the members of the Committee or by a representative of the Committee authorized by the Committee to sign the same in its behalf.

11.3 The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:


         (a) the duty to furnish to all Participants, upon request, copies of the Plan;


         (b) the power to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

         (c) the power to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;


         (d) the power to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;


         (e) the power to decide on questions concerning the Plan in accordance with the provisions of the Plan;


         (f) the power to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;


         (g) the power to designate a person who may or may not be a member of the Committee as Plan "Administrator" for purposes of the Employee Retirement Income Security Act of 11074 (ERISA); if the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;


         (h) the power to allocate any such powers and duties to or among individual members of the Committee; and


         (i) the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.


11.4 To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, any Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully



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
         protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Bank, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.


11.5 All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the
         Plan), shall be paid by the Employer.



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



                                   ARTICLE 12

                            AMENDMENT OR TERMINATION





12.1 The Board shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise the Plan in such respects as the Board, by resolution, may deem advisable; provided, however, that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary of any benefit accrued under the Plan.


12.2 In the event of a termination of the Plan, the rights of all affected parties, if any, to benefits accrued to the date of such termination, shall become nonforfeitable to the same extent that such rights would be nonforfeitable if such benefits were provided under the Basic Retirement Plan or the Basic Savings Plan and such plans were terminated on such date.


12.3 No amendment of the Plan shall reduce the vested and accrued benefits, if any, of a Participant under this Plan, except to the extent that such a reduction would be permitted if such benefits were provided under the Basic Retirement Plan, the Basic Savings Plan, or the Basic ESOP, as the case may be.


12.4 In the event of the termination of the Plan: (a) the Bank shall pay in one lump sum to affected Participants or their beneficiaries the Savings Benefit and/or ESOP Benefit, if any, to which they are entitled, as if such Participants' termination of service had occurred on the date the Plan is terminated, and (b) the supplemental Retirement Income Benefit, if any, to which Participants or their beneficiaries are entitled shall continue to be payable.



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



                                   ARTICLE 13

                               GENERAL PROVISIONS





13.1 The Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person, whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat such Employee without any regard to the effect which such treatment might have upon such Employee as a Participant of the Plan.


13.2 Except as provided in Section 13.4 or as may otherwise be required by law, no distribution or payment under the Plan to any Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant or beneficiary, in such manner as the Committee shall direct.


13.3 If the Employer determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Committee.


13.4 If the Employer charges any Participant entitled to payments under the Plan with embezzling or otherwise appropriating Employer funds for his or her benefit, resulting in the dismissal of such Participant, the Employer may deem all payments thereafter becoming due to such Participant as forfeited under the Plan.


13.5 The Employer shall be the sole source of benefits under the Plan, and each Employee, Participant, beneficiary, or any other person who shall claim the right to any payment or benefit under the Plan shall be

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

         entitled to look solely to the Employer for payment of benefits.


13.6 If the Employer is unable to make payment to any Participant, beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, beneficiary or other person shall be forfeited twenty-four
         (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than sixty (60) days after the date on which the Participant, beneficiary, or other person shall make application therefor. Neither the Bank nor the Committee nor any other person shall have any duty or obligation under the Plan to make any effort to locate or identify any person entitled to benefits under the Plan, other than to mail a notice to such person's last known mailing address.


13.7 If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Employer, promptly when requested by the Employer, sufficient funds or other property to meet the requirements of such withholding. Furthermore, at any time the Employer shall be obligated to withhold taxes, the Employer shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Employer out of any funds or property due to become due to such person, whether under the Plan or otherwise.


13.8 The Committee, in its discretion, may increase or decrease the amount of any benefit payable hereunder if and to the extent that it determines, in good faith, that an increase is necessary in order to avoid the omission of a benefit intended to be payable under this Plan or that a decrease is necessary in order to avoid a duplication of the benefits intended to be payable under this Plan.


13.9 The provisions of the Plan shall be construed, administered and governed under applicable federal laws and the laws of the State of New York. In applying the laws of the State of New York no effect shall be given to conflict of laws principles.


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